                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        TRW AUTOMOTIVE ACQUISITION CORP.

TRW AUTOMOTIVE ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment to the
Certificate of Incorporation of said corporation to change the name of said corporation to "TRW Automotive Inc." and authorizing its officers to prepare and file such amendment.

         SECOND: That Article FIRST of the Restated Certificate of Incorporation
of said corporation be, and it hereby is, amended to read as follows:

         "The name of the Corporation is TRW Automotive Inc. (the
"Corporation")."

         THIRD: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of
Delaware.

         FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation
Law of the State of Delaware.

         FIFTH: That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on March 25, 2003.

         IN WITNESS WHEREOF, said TRW Automotive Acquisition Corp. has caused this certificate to be signed by David L. Bialosky, its Secretary, this 25th day of March, 2003.

                                      TRW AUTOMOTIVE ACQUISITION CORP.

                                      By  /s/ David L. Bialosky
                                          -----------------------------
                                              David L. Bialosky, Secretary

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        TRW AUTOMOTIVE ACQUISITION CORP.

         TRW Automotive Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         A. The corporation was originally incorporated under the name Roadster
Acquisition Corp. The date of filing of its original Certificate of
Incorporation (the "Original Certificate") with the Secretary of State of the
State of Delaware was November 27, 2002.

         B. The Amended and Restated Certificate of Incorporation amends and restates the Original Certificate in its entirety in accordance with Sections
242 and 245 of the Delaware General Corporation Law.

         C. The text of the Original Certificate is hereby amended and restated
in its entirety to read as follows:

         First: The name of the corporation is TRW Automotive Acquisition Corp.
(the "Corporation").

         Second: The registered office and registered agent of the Corporation is Corporation Service Company, 2711 Centreville Road, Suite 400, County of New
Castle, Wilmington, Delaware 19808.

         Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General
Corporation Law.

         Fourth: The total number of shares of stock that the Corporation is authorized to issue is 100 shares of Common Stock, par value $0.01.

         Fifth: The name and address of the incorporator is Justin M. Lungstrum,
425 Lexington Avenue, New York, New York 10017.

         Sixth: The Board of Directors of the Corporation, acting by majority vote (but subject to Article Seven below), may alter, amend or repeal the
By-Laws of the Corporation.

         Seventh: The affirmative vote or written consent of at least a majority of the stockholders of the Corporation shall be required for all significant matters with respect to the Corporation, including, but not limited to, amendments of the certificate of incorporation or bylaws; filing of voluntary bankruptcy, reorganization, insolvency or similar proceedings; mergers, consolidations, liquidations, dissolutions and similar transactions; sale of all or substantially all of the assets of the Corporation; change in the number of directors; entry into a new line of business or discontinuation of an existing line of business; establishment of Board of Director committees and appointments thereto; hiring and firing of the CEO, CFO and other

senior executives; any declaration or payment of dividends or other distributions, or any redemption, retirement or repurchase of the capital stock of the Corporation; adoption or approval of the Corporation's annual operating budget, including capital expenditures and projected spending and annual business plan; sales, leases and other dispositions of material businesses or assets; acquisitions of material businesses or assets or other material investments (other than capital expenditures made in accordance with the annual budget); entering into or terminating a joint venture; incurrence of indebtedness, capital leases and operating leases; granting of any lien with respect to any of the assets of the Corporation; filing of any registration statement for the public offering of securities; adoption of, or amendment to, any equity-based incentive plan; issuance of any equity securities, options, stock appreciation rights, phantom stock rights, warrants or other rights as compensation to employees, officers or consultants; compensation of officers, directors and other management; selection of an independent accounting firm as the Corporation's auditors, any change of the auditors or the fiscal year of the
Corporation; commencement or settlement of litigation, either as plaintiff or as defendant, involving amounts in dispute in excess of $1 million or threatens the reputation of the Corporation or its Board of Directors; and specific delegation of authority to officers and managements to carry out transactions on behalf of the Corporation.

         Eighth: (a) Limited Liability of Directors. A director of the
Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability imposed by law (as in effect from time to time) (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor the repeal of this Section (a) shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section (a) would accrue or arise, prior to such amendment or repeal.

         (b) Indemnification. (i) Indemnification of Directors, Officers,
Employees or Agents. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any appeal, by reason of the fact that such person (or a person of whom such person is the legal representative) is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the
Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, whether the basis of such claim or proceeding is alleged actions or omissions in any such capacity or in any other capacity while serving as a director, officer, trustee, partner, member, employee, other fiduciary or agent thereof, may be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General
Corporation Law, against all expense and liability (including, without limitation, attorneys' fees and disbursements, court costs, damages, fines, amounts paid or to be paid in settlement, and excise taxes or penalties)
reasonably incurred or suffered by such person in connection therewith and such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and may inure to the benefit of such

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person's heirs, executors and administrators. The Corporation, by provisions of its By-Laws or by agreement, may accord to any current or former director, officer, employee or agent of the Corporation the right to, or regulate the manner of providing to any current or former director, officer, employee or agent of the Corporation, indemnification to the fullest extent permitted by the
Delaware General Corporation Law.

         (ii) Advance of Expenses. The Corporation to the fullest extent permitted by the Delaware General Corporation law may advance to any person who is or was a director, officer, employee or agent of the Corporation (or to the legal representative thereof) any and all expenses (including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of any proceeding to which such person (or a person of whom such person is a legal representative) is made a party or threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary of agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations;
provided, however, that, to the extent the Delaware General Corporation Law requires, the payment of such expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under this Section (b) or otherwise. The
Corporation by provisions in its By-Laws or by agreement may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the Delaware
General Corporation Law.

         (iii) Non-Exclusivity of Rights. Any right to indemnification and advancement of expenses conferred as permitted by this Section (b) shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute (including the Delaware General Corporation Law), any other provision of the certificate of incorporation of the Corporation, any agreement, any vote of stockholders or the Board of Directors or otherwise.

         (c) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the
Corporation or of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General
Corporation Law.

         (d) Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this
Article (including, without limitation, each portion of any paragraph of this
Article containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable)
shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provision of this Article (including, without limitation, each such portion of any paragraph of this Article (including, without limitation, each such portion of any paragraph of this Article containing any such provision held to be invalid,

                                       3

illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to the signed by David L. Bialosky, the Vice President, General Counsel and Secretary of the Corporation on February
28, 2003.

                                         TRW AUTOMOTIVE ACQUISITION CORP.

                                         /s/ David L. Bialosky
                                         ---------------------------------------
                                         Name:  David L. Bialosky
                                         Title:  Vice President, General Counsel
                                                 and Secretary

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